Opinion of Greenberg Traurig, P.A.
February 1, 2016
The St. Joe Company
133 South WaterSound Parkway
WaterSound, Florida 32413

Ladies and Gentlemen:
We have acted as counsel to The St. Joe Company, a Florida corporation (the “Company”), in connection with the shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on February 1, 2016, relating to the offer and resale by selling shareholders from time to time of up to 24,511,640 shares of common stock, no par value per share, of the Company (the “Shares”), pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:
(i) the Registration Statement;
(ii) the Restated and Amended Articles of Incorporation of the Company;
(iii) the Amended and Restated Bylaws of the Company;

(iv)	resolutions adopted by the Board of Directors of the Company relating to the registration of the Shares and related matters; and
(v)     such corporate records, certificates of public officials, officers of the Company, and other documents and instruments, as we have deemed necessary as a basis for the opinions expressed below.
As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and of the selling shareholders and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.
Based upon and subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares are validly issued, fully paid, and nonassessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.
/s/ Greenberg Traurig, P.A.
Greenberg Traurig, P.A.